     As filed with the Securities and Exchange Commission on June 12, 2000

                                                      Registration No. 333-75069
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-4
                                  TO FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                           The ServiceMaster Company
             (Exact name of Registrant as specified in its charter)

                                ---------------

         Delaware                    8741                    36-3858106
     (State or other          (Primary standard           (I.R.S. Employer
     jurisdiction of      industrial classification     Identification No.)
     incorporation or            code number)
      organization)

                             One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                                  Jim L. Kaput
                   Senior Vice President and General Counsel
                           The ServiceMaster Company
                             One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: At various times after the effective date of this Post-Effective Amendent No. 1 to Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

   The Registrant hereby amends this Post-Effective Amendment No. 1 to Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 1 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Post-Effective Amendment No. 1 shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Subject to Completion, Dated June 12, 2000

                                5,480,051 Shares

                           The ServiceMaster Company

                                  Common Stock

We may issue up to 5,480,051 shares of our common stock from time to time in connection with acquisitions of assets, businesses or securities.

This prospectus may also be used under certain limited circumstances in connection with the resale of common stock that was originally issued pursuant to this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol SVM. On June 9, 2000, the closing sale price of the common stock on the NYSE was $12.25 per share.

This prospectus provides you with information about ServiceMaster. We encourage you to read it carefully. In addition, you may obtain information about ServiceMaster from documents that we have filed with the Securities and Exchange Commission.

This prospectus is dated June   , 2000. You should be aware that the delivery
of this prospectus and the sale of common stock pursuant to this prospectus will not in any way create an implication that the information contained in
this prospectus is accurate or complete at any time after June   , 2000.

We are not making an offer of common stock in any state where the offer is not permitted.


    Neither the SEC nor any state securities regulators have approved the common stock to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.





                  The date of this prospectus is June   , 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   3
WHERE YOU CAN FIND MORE INFORMATION........................................   3
SERVICEMASTER..............................................................   4
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS.................................   4
SECURITIES COVERED BY THIS PROSPECTUS......................................   5
DESCRIPTION OF COMMON STOCK................................................   6
LEGAL MATTERS..............................................................   7
EXPERTS....................................................................   7

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which is known as the SEC, using a shelf registration process. Under this shelf registration process, we may sell up to 5,480,051 shares of our common stock from time to time in connection with the acquisition of businesses.

   You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

   The registration statement of which this prospectus is a part (including the exhibits) contains additional important information about ServiceMaster and our common stock. That registration statement can be read at the web site of the SEC or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference facilities at: 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

   Our SEC filings are also available to the public over the Internet on the web site of the SEC at http://www.sec.gov and at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. This information incorporated by reference is an important part of this prospectus. You should also be aware that any information that we file subsequently with the SEC will automatically update this prospectus (that is, such information will be incorporated by reference into this prospectus). We incorporate by reference:

  . our Annual Report on Form 10-K for the year ended December 31, 1999;

  . our Quarterly Report on Form 10-Q for the period ended March 31, 2000;

  . the descriptions of our common stock and the associated preferred stock purchase rights included in registration statements we filed with the SEC under the Securities Exchange Act of 1934, including any amendment or report filed to update either description; and

  . any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the common stock offered by this prospectus.

   You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

                          The ServiceMaster Company
                          One ServiceMaster Way
                          Downers Grove, Illinois 60515-1700
                          (630) 271-1300
                          Attention: Investor Relations

   You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering common stock in states where that offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                 SERVICEMASTER

   ServiceMaster, with operating revenue of approximately $5.7 billion in 1999, is one of the largest providers of residential services to individual customers and supportive management services to businesses and institutions in the United States. In addition, we have operations in 41 countries around the world.

   Our consumer and commercial services business ("ServiceMaster Consumer Services") provides services to over 12 million residential and commercial customers under nine market-leading brand names:

     TruGreen ChemLawn for lawn, tree and shrub care and indoor plant maintenance;

     TruGreen LandCare for commercial landscaping and tree services;

     Terminix for termite and pest control services;

     American Home Shield and AmeriSpec for home system and appliance warranty contracts and home inspection services;

     American Residential Services/Rescue Rooter for electrical, plumbing, heating, ventilation and air conditioning services;

     ServiceMaster Clean for heavy-duty residential and commercial cleaning and disaster restoration services;

     Merry Maids for residential maid services; and

     Furniture Medic for on-site furniture repair and restoration services.

   These services comprise the "ServiceMaster Quality Service Network" and may be accessed easily by calling our toll-free telephone number: 1-800-WE SERVE.

     ServiceMaster Management Services provides supportive management services to over 1,750 customers in the health care, education and business and industrial markets. These services include plant operations and maintenance, housekeeping, grounds and landscaping, clinical equipment management, food service, laundry and linen services, total facilities management and other services. Our Site Service business provides single-source solutions to business and institutional customers with multiple sites.

     WeServeHomes.com is our e-commerce initiative. Currently operating in Dallas and Austin, Texas, WeServeHomes.com provides comprehensive on-line solutions for home services, products and information.

   Our principal executive offices are located at One ServiceMaster Way, Downers Grove, Illinois 60515-1700 and our telephone number is (630) 271-1300. We maintain a web site on the Internet at http://www.ServiceMaster.com. Our web site and the information contained therein are not a part of this prospectus.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

   This prospectus contains or incorporates by reference forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that are based on management's beliefs as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements regarding future events and our plans, goals, objectives and expectations. These statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect" or similar statements. Our actual results may differ materially from those expressed or implied in forward-looking statements due to known or unknown risks and uncertainties, including risks and uncertainties associated with the factors set forth below. Others may be discussed elsewhere in any applicable prospectus supplement or in the documents we incorporate into this prospectus by reference. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of forward-looking information should not be regarded as a representation that the future events, plans, goals, objectives or expectations we contemplate will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance. You are cautioned not to rely on forward-looking statements.

   Seasonality and Impact of Weather Conditions. Our lawn care, landscaping and pest control businesses are highly seasonal in nature, with a significant portion of their net revenues occurring in the spring and summer months of each year. Adverse weather conditions could have a negative impact on the demand for our lawn care, landscaping and pest control services.

   Increased Competition. The service industries in which we operate are highly competitive with limited barriers to entry. The entry of new competitors into one or more of the markets we serve could impact the demand for our services as well as impose additional pricing pressures.

   Labor Shortages. Most of the services we provide are highly labor intensive. In the event of a labor shortage, we may experience difficulty in delivering our services in a high-quality manner and may be forced to increase wages in order to attract a sufficient number of employees, which could result in higher operating costs.

   Continued Consolidation of the U.S. Hospital Market. In recent years, there has been an ongoing consolidation of hospitals in the health care market. This continued consolidation could adversely impact the level of demand for our health care management services and the prices which we can charge for these services.

   Ability to Continue Acquisition Strategy. We plan to continue to pursue opportunities to expand through acquisitions. Our ability to continue to make acquisitions at reasonable prices and to integrate the acquired businesses are important factors in our future growth.

                     SECURITIES COVERED BY THIS PROSPECTUS

   This prospectus covers shares of common stock that we may issue from time to time upon the completion of acquisitions of assets, businesses or securities. It also covers shares that we may issue upon the payment of dividends on or conversion of shares of preferred stock or other equity interests or the conversion of or payment of interest on convertible notes issued in connection with those acquisitions. In addition to the shares of common stock offered by this prospectus, the consideration we may offer in these acquisitions may include cash, debt or other securities or interests (which may be convertible into shares of common stock covered by this prospectus), or our assumption of liabilities of the assets, businesses, or securities being acquired or of their owners, or a combination thereof.

   We expect that the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at or about the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. No underwriting discounts or commissions will be paid, although finder fees and certain other fees may be paid in connection with certain acquisitions. Any person receiving these kinds of fees may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on the resale of shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   We may, from time to time, in an effort to maintain an orderly market in the common stock or for other reasons, negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more restrictive than restrictions on sales made pursuant to the exemption from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and certain parties to these agreements may not otherwise be subject to those Securities Act requirements. We anticipate that, in general, any of these agreements will be of limited duration and will permit the recipients of common stock issued in connection with acquisitions to sell up to a specified number of shares per business day or days.

   This prospectus may also be used, with our consent, by persons who have received or will receive from us common stock covered by this prospectus and who may wish to sell that stock under circumstances requiring or making desirable its use. This prospectus may also be used, with our consent, by pledgees, donees or assignees of these persons. Our consent to any such use may be conditioned upon an agreement not to offer more than a specified number of shares after we have supplemented or amended this prospectus. We may agree to use our best efforts to prepare and file supplements or amendments described in the immediately preceding sentence at certain intervals. We may require that any resale offering as described in this paragraph be effected in an organized manner through securities dealers.

   Sales by means of this prospectus may be made from time to time privately at prices to be individually negotiated with the purchasers, or publicly through transactions in the over-the-counter market or on a securities exchange (which may involve block transactions), at prices reasonably related to market prices at or about the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and, when acting as agent, may receive commissions from the purchasers as well as from the sellers (if also acting as agent for the purchasers). We may indemnify any broker-dealer participating in these transactions against certain liabilities, including liabilities under the Securities Act. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

   Stockholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

                          DESCRIPTION OF COMMON STOCK

   Under our Certificate of Incorporation, we are authorized to issue 1,000,000,000 shares of common stock, par value $0.01 per share, and 11,000,000 shares of preferred stock, par value $0.01 per share. As of May 31, 2000, 305,493,000 shares of common stock (excluding treasury shares) were issued and outstanding and no shares of preferred stock were issued and outstanding. In addition, as of May 31, 2000, our Board of Directors had approved the issuance of 63,640,240 shares of common stock under our equity incentive plans, and of that number approximately 24,417,871 were subject to issuance under outstanding stock options. The number of authorized shares of preferred stock includes 1,000,000 authorized shares of Junior Participating Preferred Stock, Series A (the "Series A Preferred Stock") issuable pursuant to the rights agreement dated as of December 15, 1997 that we entered into with Harris Trust and Savings Bank (the "Rights Plan"), none of which is currently outstanding. See "--Stock Purchase Rights."

Common Stock

   Subject to the rights of the holders of any preferred stock, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by our Board of Directors, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders. The outstanding common stock is, and the shares of common stock offered by this prospectus will be, fully paid and non-assessable.

   Harris Trust and Savings Bank of Chicago, Illinois is the registrar and transfer agent for our common stock. We expect that effective July 1, 2000, Computershare Investor Services, L.L.C. will become the registrar and transfer agent for our common stock.

Stock Purchase Rights

   Each outstanding share of common stock includes, and each share of common stock offered by this prospectus will include, one preferred stock purchase right (a "Right") provided under the Rights Plan. Each Right entitles the holder, until the earlier of December 11, 2007 or the redemption of the Rights, to buy, under specified circumstances, two three-thousandths of a share of Series A Preferred Stock at a price of $86.67 per two three-thousandths of a share (as may be adjusted to reflect stock splits). The Series A Preferred Stock is nonredeemable and will have 1,000 votes per share (subject to adjustment). We have reserved 1,000,000 shares of Series A Preferred Stock for issuance upon exercise of the Rights.

   If any person becomes the beneficial owner of 15% or more of our common stock, the Rights (other than Rights held by the acquiring person) would become exercisable for that number of shares of the common stock having a market value of two times the exercise price of the Right. Furthermore, if after any person becomes the beneficial owner of 15% or more of our common stock we are acquired in a merger or other business combination or 50% or more of our assets or earnings power are sold, each Right (other than Rights held by the acquiring person) would become exercisable for that number of shares of common stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right.

   We may redeem the Rights at .67c per Right prior to the occurrence of an event that causes the Rights to become exercisable for common stock.

   One Right will be issued in respect of each share of common stock issued before the earlier of December 11, 2007 or the redemption of the Rights. As of the date of this prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with our common stock. The Rights will expire on December 11, 2007, unless earlier redeemed.

                                 LEGAL MATTERS

   Certain legal matters regarding the issuance of the common stock, under laws other than federal or state securities laws, have been passed upon for us by our General Counsel.

                                    EXPERTS

   Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The ServiceMaster Company (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the DGCL ("Section 145"), inter alia provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred.

   Article Ten of the Company's Certificate of Incorporation ("Article Ten") provides that no person shall have any liability of any kind by reason of a Relevant Loss (defined below) caused in whole or in part by any act or failure to act which occurred while such person was an officer or director of the Company except: (i) obligations arising under the express terms of any written contract to which such person is a party; (ii) the obligation to return to the Company an amount up to the value actually realized by such person by stealing or by any other action which constitutes a criminal felony; (iii) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (iv) any other liability from which it shall not be possible to exempt such person under applicable law either as constituted on the date on which the Certificate of Incorporation was filed with the Secretary of State of Delaware (the "Filing Date") or at any time thereafter. The term "Relevant Loss" designates and includes any loss, damage or expense of any kind (i) experienced for any reason by the Company or by any entity controlled by the Company; (ii) which any person may experience by reason of any purchase (or failure to purchase), maintenance of an interest in, sale (or failure to sell) or failure to obtain payment of any amount due on any note, debenture, preferred stock, common stock or other security issued or issuable by the Company; or (iii) which shall otherwise be caused in whole or in part by or arise in connection with (or would not have occurred but for) such person's service as a director or officer of the Company. In addition, Article Ten provides that every director of the Company shall be exempt (except to the extent expressly set forth therein) from any personal liability to the Company or any of the Company's stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by (i) Section 102(b)(7) of the DGCL as constituted on the Filing Date or (ii) any provision of the law of the State of Delaware as constituted at any time after December 11, 1991.

   Except as otherwise provided in the Certificate of Incorporation, Article Eleven of the Certificate of Incorporation ("Article Eleven") provides that the Company shall indemnify any person against, and shall reimburse such person for any amount which such person shall pay to satisfy, settle or otherwise deal with, any attempt to impose any liability or obligation of any kind upon such person if such attempt or such liability or obligation or both shall arise in connection with or by reason of, or would not have arisen but for, Covered Service (defined below) by such person (or any agreement by such person to serve as a director or officer of the Company or to provide other Covered Service) including, but not limited to: (i) any claim resulting from any loss, injury, damage, harm or other disadvantage which the Company, any affiliate, any employee plan or any person who acquires, holds, or disposes of any interest in any security issued by the Company suffers or is alleged to have suffered; (ii) any claim resulting from any act or failure to act by any person which is (or is alleged to be) beyond the scope of his or her authority, contrary to instructions or orders or contrary to his or her duties or applicable law; and (iii) any attempt by any governmental authority or other person to impose any fine or penalty or to obtain any other recovery by reason of any actual or alleged breach of any law or other governmental requirement.

   The term "Covered Service" designates and includes: (a) service as a director or officer of the Company; (b) service by a person while he or she is an officer or director of the Company (i) as an agent or representative of the Company, (ii) in any other capacity with the Company, (iii) as a director, officer, employee, agent or representative of, or in any other capacity with, any affiliate, (iv) in any capacity with any Employee Plan (as defined therein), and (v) in any other capacity in which such person shall have been asked to serve by the Company's Board of Directors or Chief Executive Officer;
(c) any services which constituted "Covered Service" under the Amended and Restated Agreement of Limited Partnership for ServiceMaster Limited Partnership; and (d) any other service of any kind by any person with any organization or entity of any kind (whether or not affiliated with the Company) which shall be designated in writing as Covered Service by a majority of the members of the Company's Board of Directors or by the Company's Chief Executive Officer. Service is deemed to constitute "Covered Service" if it is so designated by the terms in the preceding sentence regardless of whether it shall have been performed prior to, at, or after the time Article Eleven became part of the Company's Certificate of Incorporation. Any person is entitled to rely upon any written confirmation provided by the Company's Chief Executive Officer or by the Company's Board of Directors that service by such person in any capacity specified in such confirmation will constitute Covered Service and to rely upon the protection afforded by Article Eleven in connection with such service.

   Except to the extent the Company shall otherwise expressly agree in writing, the Company is not obligated under Article Eleven to reimburse any person for or otherwise indemnify any person against: (a) any obligation the person may have under any written contract except to the extent such obligation arises by reason of any action taken by such person to satisfy, settle or otherwise deal with any claim against which such person is entitled to indemnification from the Company under Article Eleven or otherwise; (b) any income taxes payable by reason of salary, bonus or other income or gain actually realized by such person in connection with any Covered Service; (c) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (d) any obligation to pay an amount up to the value personally realized by such person by stealing or by any other action which constitutes a criminal felony. Except as otherwise provided in the Certificate of Incorporation, the Company is not obligated under Article Eleven to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

   Article Eleven provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, agreed to serve as a director or officer of the Company or is or was providing any other Covered Service, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Company or in any other Covered Service position, shall, except as otherwise provided therein, be indemnified and held harmless by the

Company to the fullest extent authorized by Delaware law against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act, as amended from time to time, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Company or to provide any other Covered Service and shall inure to the heirs, executors and administrators of such person.

   Article Eleven provides that the Company shall reimburse any Covered Person (as defined therein) for any payment made by such person for any legal fees or other expenses reasonably incurred by such person in order to investigate, evaluate, defend against, pay in full, settle or otherwise deal with (i) any Covered Claim (as defined therein) or (ii) any development or state of facts which could give rise to a Covered Claim.

   Article Eleven also provides that any officer of the Company or any member of its Board of Directors shall have the right and power to execute on behalf of the Company any written contract with any other person providing indemnification or other protection to such other person in connection with service by such other person as a director or officer of the Company or in connection with any other Covered Service by such person, and any such contract shall be legal, valid and binding upon the Company and shall be enforceable against the Company in accordance with its terms to the maximum extent permitted by Article Eleven or by applicable law, if it shall be approved by a majority of the members of the Company's Board of Directors exclusive of the person to whom indemnification is provided by such contract. The rights of any person under any particular contract made in accordance with the provisions of the preceding sentence shall not be impaired or eliminated (i) by reason of the fact that all or any one or more of the members of the Board who approved such contracts shall be parties to contracts affording them similar protection (regardless of when those other contracts shall have been approved or signed) or shall otherwise have been provided with protection similar to that provided in the particular contract or shall be subject to the same claims against which the particular contract is intended to protect or (ii) for any other reason whatsoever. It is expressly intended that each person with whom the Company shall enter into a written contract to provide indemnification or other protection in connection with such person's service as an officer or director of the Company or in connection with other Covered Service by such person shall be entitled to rely upon (and shall conclusively be presumed to have relied upon) the rights which such contract purports to provide to such person. No separate written contract shall however be necessary in order for any person to obtain any indemnification or payment to which Article Eleven purports to entitle such person, and any Covered Person who has no separate contract of any kind with the Company shall be entitled to receive all indemnification, payments and other benefits which the provisions in Article Eleven purport to provide to such Covered Person.

   The rights to indemnification and payment provided by Article Eleven are not exclusive of any other right of any kind which any person may have or at any time acquire under or by reason of any other provision in the Certificate of Incorporation, the Company's By-Laws, any agreement, any law or other action by any governmental authority, or otherwise.

   Article Eleven authorizes the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving in any other capacity with the Company, any Employee Plan or any other organization against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the provisions of Article Eleven, under applicable law or otherwise.

   In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

   All of the Company's directors and the officers are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21. Exhibits and Financial Statement Schedules.

   Certain documents listed below are incorporated by reference to Exhibits to reports filed by the Company pursuant to the requirements of the Securities Exchange Act of 1934. The Company's SEC File Number is 1-14762.

     Exhibit
     Number  Description
     ------- ------------------------------------------------------------------
     4.1     Amended and Restated Certificate of Incorporation of the Company,
             as filed with the Secretary of State of the State of Delaware on
             November 6, 1997, is incorporated by reference to Exhibit 1 to the
             Current Report on Form 8-K filed by ServiceMaster Limited
             Partnership on December 23, 1997 (the "SMLP December 23, 1997 8-K").

     4.2 Bylaws of the Company, as adopted on November 3, 1997, are incorporated by reference to Exhibit 2 to the SMLP December 23, 1997 8-K.

     4.3     Shareholder Rights Agreement between the Company and the Harris
             Trust and Savings Bank, as rights agent, as adopted on December
             12, 1997 is incorporated by reference to Exhibit 3 to the SMLP
             December 23, 1997 8-K.

     4.4     Certificate of Designation, Preferences and Rights of Junior
             Participating Preferred Stock, Series A, of the Company, is incorporated by reference to Exhibit 4 to the SMLP December 23, 1997 8-K.

     4.5 Indenture dated as of August 15, 1997 (the "1997 Indenture") among the Company (as successor to ServiceMaster Limited Partnership and
             The ServiceMaster Company Limited Partnership (the
             "Predecessors")) and the Harris Trust and Savings Bank, as trustee
             (the "Trustee"), is incorporated by reference to Exhibit 4.1 to the ServiceMaster Limited Partnership, The ServiceMaster Company
             Limited Partnership, and ServiceMaster Incorporated of Delaware
             Registration Statement on Form S-3 (SEC File Number 333-32167, the
             "1997 Registration Statement").

     4.6     First Supplemental Indenture dated as of August 15, 1997 to the
             1997 Indenture among the Company (as successor to the Predecessors) and the Trustee is incorporated by reference to
             Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

     4.7     Second Supplemental Indenture dated as of January 1, 1998 to the
             1997 Indenture among the Company (as successor to the Predecessors) and the Trustee is incorporated by reference to
             Exhibit 2 to the Current Report on Form 8-K filed by the Company on February 26, 1998.

     4.8     Third Supplemental Indenture dated as of March 2, 1998 to the 1997
             Indenture among the Company and the Trustee, is incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company on February 27, 1998 (the "Company February 27,
             1998 8-K").

     4.9     Fourth Supplemental Indenture dated as of August 10, 1999 to the
             1997 Indenture by and between the Company and the Trustee, is incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed by the Company on August 16, 1999 (the "Company
             August 16, 1999 8-K").

     4.10 Indenture dated as of November 18, 1999 (the "1999 Indenture") between the Company and the Trustee, including the form of note annexed thereto as Exhibit 1, is incorporated by reference to
             Exhibit 4.16 to the Company's Registration Statement on Form S-3
             (SEC File Number 333-91381).

     Exhibit
     Number  Description
     ------- ------------------------------------------------------------------
     4.11    Form of 6.95% Note due August 14, 2007 is incorporated by
             reference to Exhibit 4.2 to the 1997 Registration Statement.

     4.12 Form of 7.45% Note due August 14, 2027 is incorporated by reference to Exhibit 4.2 to the 1997 Registration Statement.

     4.13 Form of 7.10% Note due March 1, 2018 is incorporated by reference to Exhibit 4.1 to the Company February 27, 1998 8-K.

     4.14 Form of 7.25% Note due March 1, 2038 is incorporated by reference to Exhibit 4.2 to the Company February 27, 1998 8-K.

     4.15 Form of $200 million 7.875% Global Note due August 15, 2009 is incorporated by reference to Exhibit 4 to the Company August 16, 1999 8-K.

     4.16 Form of $50 million 7.875% Global Note due August 15, 2009 is incorporated by reference to Exhibit 5 to the Company August 16, 1999 8-K.

     4.17 Form of $250 million 8.45% Note due April 15, 2005 is incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (the
             "March 31, 2000 10-Q").

     4.18    First Supplemental Indenture dated as of April 4, 2000 to the 1999
             Indenture between the Company and the Trustee is incorporated by reference to Exhibit 4.2 to the March 31, 2000 10-Q.

     5* Opinion of counsel regarding the legality of the securities being registered.

     23.1**  Consent of Arthur Andersen LLP.

     23.2*   Consent of counsel (included in Exhibit 5).

     24*     Power of Attorney.

--------
*Previously filed
**Filed herewith

Item 22. Undertakings

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

   (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on June 9, 2000

                                          The ServiceMaster Company

                                                   /s/ Jim L. Kaput
                                          By___________________________________
                                                       Jim L. Kaput
                                             Senior Vice President and General
                                                          Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on June 9, 2000 by the following persons in the capacities indicated.

Signature                                   Title
---------                                   -----


                     *                      Chairman, Chief Executive Officer and
___________________________________________   Director
            C. William Pollard

                     *                      Senior Chairman and Director
___________________________________________
              Carlos H. Cantu

         /s/ Steven C. Preston              Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
             Steven C. Preston                Officer and Principal Accounting Officer)

                     *                      Director
___________________________________________
           Paul W. Berezny, Jr.

                     *                      Director
___________________________________________
              Brian Griffiths

                     *                      Director
___________________________________________
             Sidney E. Harris

                                            Director
___________________________________________
            Glenda A. Hatchett

                     *                      Director
___________________________________________
              Herbert P. Hess

                     *                      Director
___________________________________________
              Michele M. Hunt

                     *                      Director
___________________________________________
            Gunther H. Knoedler

                     *                      Director
___________________________________________
             James D. McLennan

Signature                                   Title
---------                                   -----


                     *                      Director
___________________________________________
             Vincent C. Nelson

                     *                      Director
___________________________________________
            Dallen W. Peterson

                     *                      Director
___________________________________________
            Steven S Reinemund

                     *                      Director
___________________________________________
             Charles W. Stair

                     *                      Director
___________________________________________
             David K. Wessner

*The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

        /s/ Jim L. Kaput
By___________________________________
            Jim L. Kaput
           Attorney-In-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- ----------------------------------------------------------------
 4.1     Amended and Restated Certificate of Incorporation of the
         Company, as filed with the Secretary of State of the State of
         Delaware on November 6, 1997, is incorporated by reference to
         Exhibit 1 to the Current Report on Form 8-K filed by
         ServiceMaster Limited Partnership on December 23, 1997 (the
         "SMLP December 23, 1997 8-K").

 4.2 Bylaws of the Company, as adopted on November 3, 1997, are incorporated by reference to Exhibit 2 to the SMLP December 23, 1997 8-K.

 4.3     Shareholder Rights Agreement between the Company and the Harris
         Trust and Savings Bank, as rights agent, as adopted on December
         12, 1997 is incorporated by reference to Exhibit 3 to the SMLP
         December 23, 1997 8-K.

 4.4     Certificate of Designation, Preferences and Rights of Junior
         Participating Preferred Stock, Series A, of the Company, is incorporated by reference to Exhibit 4 to the SMLP December 23, 1997 8-K.

 4.5 Indenture dated as of August 15, 1997 (the "1997 Indenture") among the Company (as successor to ServiceMaster Limited
         Partnership and The ServiceMaster Company Limited Partnership
         (the "Predecessors")) and the Harris Trust and Savings Bank, as trustee (the "Trustee"), is incorporated by reference to Exhibit
         4.1 to the ServiceMaster Limited Partnership, The ServiceMaster
         Company Limited Partnership, and ServiceMaster Incorporated of
         Delaware Registration Statement on Form S-3 (SEC File Number
         333-32167, the "1997 Registration Statement").

 4.6     First Supplemental Indenture dated as of August 15, 1997 to the
         1997 Indenture among the Company (as successor to the Predecessors) and the Trustee is incorporated by reference to
         Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

 4.7     Second Supplemental Indenture dated as of January 1, 1998 to the
         1997 Indenture among the Company (as successor to the Predecessors) and the Trustee is incorporated by reference to
         Exhibit 2 to the Current Report on Form 8-K filed by the Company on February 26, 1998.

 4.8     Third Supplemental Indenture dated as of March 2, 1998 to the
         1997 Indenture among the Company and the Trustee, is incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company on February 27, 1998 (the
         "Company February 27, 1998 8-K").

 4.9     Fourth Supplemental Indenture dated as of August 10, 1999 to the
         1997 Indenture by and between the Company and the Trustee, is incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed by the Company on August 16, 1999 (the "Company
         August 16, 1999 8-K").

 4.10 Indenture dated as of November 18, 1999 (the "1999 Indenture") between the Company and the Trustee, including the form of note annexed thereto as Exhibit 1, is incorporated by reference to
         Exhibit 4.16 to the Company's Registration Statement on Form S-3
         (SEC File Number 333-91381).

 4.11 Form of 6.95% Note due August 14, 2007 is incorporated by reference to Exhibit 4.2 to the 1997 Registration Statement.

 4.12 Form of 7.45% Note due August 14, 2027 is incorporated by reference to Exhibit 4.2 to the 1997 Registration Statement.

 Exhibit
 Number  Description
 ------- ----------------------------------------------------------------
 4.13    Form of 7.10% Note due March 1, 2018 is incorporated by
         reference to Exhibit 4.1 to the Company February 27, 1998 8-K.

 4.14 Form of 7.25% Note due March 1, 2038 is incorporated by reference to Exhibit 4.2 to the Company February 27, 1998 8-K.

 4.15 Form of $200 million 7.875% Global Note due August 15, 2009 is incorporated by reference to Exhibit 4 to the Company August 16, 1999 8-K.

 4.16 Form of $50 million 7.875% Global Note due August 15, 2009 is incorporated by reference to Exhibit 5 to the Company August 16, 1999 8-K.

 4.17 Form of $250 million 8.45% Note due April 15, 2005 is incorporated by reference to Exhibit 4.1 to the Company's
         Quarterly Report on Form 10-Q for the quarterly period ended
         March 31, 2000 (the "March 31, 2000 10-Q").

 4.18    First Supplemental Indenture dated as of April 4, 2000 to the
         1999 Indenture between the Company and the Trustee is incorporated by reference to Exhibit 4.2 to the March 31, 2000
         10-Q.

 5* Opinion of counsel regarding the legality of the securities being registered.

 23.1**  Consent of Arthur Andersen LLP.

 23.2*   Consent of counsel (included in Exhibit 5).

 24*     Power of Attorney.

--------
*Previously filed
**Filed herewith

                                       2